UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): November 17, 2004
                                                       -----------------

                         Centennial Communication Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            0-19603                                  06-1242753
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    (Commission File Number)              (IRS Employer Identification No.)

                                 3349 Route 138
                             Wall, New Jersey 07719
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          (Address of principal executive offices, including zip code)

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                                 (732) 556-2200
              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02         Results of Operations and Financial Condition.
                  ---------------------------------------------

On September 6, 2004, the Company entered into a definitive agreement to sell its wholly owned subsidiary, Centennial Puerto Rico Cable TV Corp. ("Centennial Cable"), to an affiliate of Hicks, Muse, Tate & Furst Incorporated for approximately $155 million in cash. Completion of the transaction is subject to customary closing conditions, including regulatory approval of the transfer of Centennial Cable's cable franchises, and is expected to occur in the first quarter of calendar year 2005. The Company has accounted for the expected disposition as a discontinued operation in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," as of the quarter ended August 31, 2004.

On November 17, 2004, the Company's chief financial officer, Thomas J. Fitzpatrick, will speak at the Credit Suisse First Boston Leveraged Finance Media and Telecom conference in New York City. As part of the presentation, Mr. Fitzpatrick will present selected financial results for previously reported periods that have been adjusted to exclude the results of Centennial Cable. Selected information about the Company's continuing operations in its three business segments for the fiscal years ended May 31, 2004, 2003, 2002, 2001 and 2000 is as follows:

                                                               FOR THE YEARS ENDED
                                        MAY 31, 2004  MAY 31, 2003  MAY 31, 2002 MAY 31, 2001  MAY 31, 2000
                                                                     Unaudited
                                                                     ---------
              (In thousands)
    U.S. Wireless
    Total revenue                       $   370,200   $  355,629    $  350,724   $  363,750    $ 349,330
    Adjusted operating income               149,488      161,122       147,667      152,401      152,917
    Capital expenditures                     46,882       44,211        30,664       43,444       44,972
    Caribbean wireless
    Total revenue                       $   306,212   $  262,052    $  236,339   $  193,004    $ 162,011
    Adjusted operating income               119,073       94,399        76,583       77,944       75,642
    Capital expenditures                     62,894       50,423       110,382      116,838       72,737
    Caribbean broadband
    Total revenue                       $   116,662   $   94,179    $   91,358   $   63,479    $  45,069
    Adjusted operating income                46,890       29,478         7,192       17,173       10,154
    Capital expenditures                     17,534       29,281        57,139       59,538       30,843
    Eliminations
    Total revenue(1)                    $   (12,306)  $  (10,002)   $   (7,630)  $   (6,763)   $  (7,635)
    Consolidated
    Total revenue                       $   780,768   $  701,858    $  670,791   $  613,470    $ 548,775
    Adjusted operating income (2)           315,451      284,999       231,442      247,518      238,713
    Capital expenditures                    127,310      123,915       198,185      219,820      148,552

     (1) Elimination of intercompany revenue, primarily from Caribbean broadband to Caribbean wireless.
     (2)  Please  refer  to the  investor  relations  section  of the  Company's website at www.centennialwireless.com for a discussion and reconciliation of non-GAAP financial measures.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTENNIAL COMMUNICATIONS CORP.


                                       By:/s/ Tony L. Wolk
                                       -------------------------
Date:  November 17, 2004                  Tony L. Wolk
                                          Senior Vice President, General Counsel




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